UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 22, 2011
EXTERRAN PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
     A copy of the press release announcing the commitment increase discussed in Item 8.01 below is furnished as Exhibit 99.1 hereto.

Item 8.01	Other Events
     As previously disclosed, on November 3, 2010, Exterran Partners, L.P. (“we”), as Guarantor, and EXLP Operating LLC, our wholly owned subsidiary, as Borrower, entered into a new five-year, $550 million senior secured credit facility (the “Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, and the other lenders signatory thereto. On March 22, 2011, we announced that certain lenders have agreed to increase their revolving credit commitments under the facility and certain additional financial institutions have agreed to provide new revolving credit commitments under the facility, resulting in a $150 million increase in the aggregate revolving credit commitments under the Credit Facility. The Credit Facility will now consist of a $550 million revolving credit facility (with a $100 million sublimit for letters of credit and a $30 million sublimit for swingline loans) and a $150 million term loan facility.
     The description of the Credit Facility is hereby incorporated by reference to our Current Report on Form 8-K filed on November 9, 2010.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Exterran Partners, L.P., dated March 22, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner
(Registrant)

March 22, 2011	By:	/s/ Michael J. Aaronson
Michael J. Aaronson
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Exterran Partners, L.P., dated March 22, 2011